UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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UAL Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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C 1234567890 MR ANDREW SAMPLE 1234 AMERICA DRIVE ANYWHERE, IL 60661 IMPORTANT INFORMATION BELOW REGARDING THE UAL CORPORATION 2009 ANNUAL MEETING OF STOCKHOLDERS Annual Meeting Notice& Admission Ticket 123456 C0123456789 12345 Important Notice Regarding the Availability of Proxy Materials for the UAL Corporation Annual Meeting of Stockholders to be held on June 11, 2009 Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting of stockholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper copy. The items to be voted on and your admission ticket for the annual meeting are on the reverse side. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and 2008 Annual Report are available at: www.envisionreports.com/uaua Follow the instructions below to view the materials and vote online or request a paper copy. Your admission ticket for the annual meeting and information regarding the items to be voted on are on the reverse side. Easy Online Access — A Convenient Way to View Proxy Materials and Vote by Internet When you go online to view materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/uaua to view the proxy materials. Step 2: After you have viewed the materials, click on Cast your Vote or Request Printed Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Follow the instructions on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials — If you wish to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before June 1, 2009 to facilitate timely delivery. . <STOCK#>0124YB C O Y

UAL CORPORATION

2009 Annual Meeting Admission Ticket

Annual Meeting of Stockholders of UAL Corporation

Thursday, June 11, 2009
9:00 a.m., Central Standard Time
United Airlines Education & Training Center
1200 E. Algonquin Road
Elk Grove Village, Illinois 60007



Dempster Avenue
P
Operations Center
1200 East Algonquin Rd
Elk Grove Twp, IL 60007
Education and
Training Center
Linneman Road
Algonquin Road
Annual Meeting Entrance
Shareholder Parking
UNITED

Parking will be available off Linneman Road between Dempster and Algonquin Road. A shuttle will be provided from the parking area to the Annual Meeting Entrance.

Doors will open for registration at 8:00 a.m.

Upon arrival, you must present this admission ticket and valid picture identification at the registration desk to be admitted to the Annual Meeting.

Proposals to be voted on at the Annual Meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote <u>FOR</u> the following proposals:

1. Election of Directors: Richard J. Almeida, Mary K. Bush, W. James Farrell, Walter Isaacson, Robert D. Krebs, Robert S. Miller, James J. O'Connor, Glenn F. Tilton, David J. Vitale and John H. Walker
2. Ratification of Appointment of Independent Registered Public Accountants

PLEASE NOTE: THIS IS NOT A PROXY. To vote your shares, you must access the proxy and annual meeting materials online at http://www.envisionreports.com/uaua. Stockholders through the United 401(k) plans can also view the Notice to Plan Participants dated April 30, 2009 at this website. Once you have accessed the proxy materials, you can vote your shares or direct the trustee as to shares held in the United 401(k) plans online or via telephone. You can also request a set of proxy materials to receive a proxy card in the mail. In addition, registered stockholders can vote in person at the Annual Meeting by presenting this ticket. Participants in the 401(k) plans are not eligible to vote in person at the Annual Meeting.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/uaua**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call Computershare free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials UAL Corporation" in the subject line. Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by June 1, 2009.

0124YB